SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This 8-K/A is filed solely to amend Exhibit 10.6 to the initial Form 8-K dated April 28, 2010 (the “Initial Filing”) to replace such previously-filed exhibit, which was filed in error, with the agreement between the Company and Richard Schuster.  This amendment does not otherwise modify or update any disclosures made in the Initial Filing or exhibits to the Initial Filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated By-Laws*

10.1	Employment Agreement between the Company and Martin Kent dated April 28, 2010*

10.2	Stock Option Agreement between the Company and Martin Kent dated April 29, 2010*

10.3	Transition Agreement between the Company and Arthur Nadata dated April 28, 2010*

10.4	Amendment No. 3 to Employment Agreement between the Company and Arthur Nadata dated April 28, 2010*

10.5	Stock Option Agreement between the Company and Arthur Nadata dated April 29, 2010*

10.6	Amendment No. 3 to Employment Agreement between the Company and Richard Schuster dated April 28, 2010

10.7	Amendment No. 1 to Nu Horizons Electronics Corp. Executive Retirement Plan dated April 28, 2010*

99.1	Press Release dated April 29, 2010*

__________________
* Previously filed with Initial Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: June 4, 2010	By:	/s/ Kurt Freudenberg
		Name:	Kurt Freudenberg
		Title:	Executive Vice President and Chief Financial Officer